                                                                       Ex. 10.48

            SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED INVENTORY
              LOAN AND SECURITY AGREEMENT AND MODIFICATION OF NOTES

         THIS SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED INVENTORY LOAN AND SECURITY AGREEMENT ("SIXTH AMENDMENT") dated March 5, 2004 (the "EFFECTIVE DATE"), is made by and between SILVERLEAF RESORTS, INC., a Texas corporation f/k/a SILVERLEAF VACATION CLUB, INC., f/k/a ASCENSION CAPITAL CORPORATION, successor by merger to ASCENSION RESORTS, LTD. d/b/a SILVERLEAF RESORTS, LTD., a Texas limited partnership ("BORROWER"), whose address is 1221 Riverbend, Suite 120, Dallas, Texas 75247, and Heller Financial, Inc., a Delaware corporation whose address is 500 West Monroe Street, Chicago, Illinois 60661 ("LENDER").

                                    RECITALS:

         A. On December 27, 1995 Borrower and Lender entered into that certain Loan and Security Agreement (the "ORIGINAL INVENTORY LOAN AGREEMENT") as amended on February 28, 1996 and December 27, 1996 (the "ORIGINAL INVENTORY LOAN"); and

         B. The Original Inventory Loan as amended was modified and amended pursuant to that certain Amended and Restated Inventory Loan and Security Agreement (the "INVENTORY LOAN AGREEMENT") between Borrower and Lender dated September 1, 1999 (the "INVENTORY LOAN"); and

         C. The Inventory Loan was modified and amended pursuant to that certain Second Amended and Restated Inventory Loan and Security Agreement (the "SUPPLEMENTAL LOAN AGREEMENT") between Borrower and Lender dated March 1, 2001 to provide for a Supplemental Loan in the amount of $10,000,000.00 (the "SUPPLEMENTAL LOAN"), to be advanced to Borrower through a Supplemental Revolving Period ending on March 23, 2001 (the "ORIGINAL SUPPLEMENTAL REVOLVING PERIOD"), as modified and amended by that certain First Amendment to Second Amended and Restated Inventory Loan and Security Agreement between Borrower and Lender dated March 15, 2001 (the "FIRST AMENDMENT TO SUPPLEMENTAL LOAN"), and that certain letter agreement dated April 12, 2001 ("LETTER AGREEMENT") (the Original Inventory Loan Agreement, the Inventory Loan Agreement, the Supplemental Loan Agreement; and all amendments and modifications thereto are collectively referred to as the "LOAN AGREEMENT"); and

         D. The Supplemental Loan Agreement, as amended, was further modified by that certain Second Amendment to Second Amended and Restated Inventory Loan and Security Agreement between Borrower and Lender dated May 3, 2001 (the "SECOND AMENDMENT TO SUPPLEMENTAL LOAN") to extend to Borrower a secured working capital credit facility (the "WORKING CAPITAL FACILITY") which is a component of the Supplemental Loan Agreement and provides for advances to be additionally secured pursuant to the terms in the Second Amendment to Supplemental Loan; and

         E. The Supplemental Loan Agreement, as amended, was further modified by that certain Third Amendment to Second Amended and Restated Inventory Loan and Security

Agreement between Borrower and Lender effective July 27, 2001 (the "THIRD AMENDMENT TO SUPPLEMENTAL LOAN") to provide for certain terms in respect of interest payments under the Working Capital Facility; and

         F. The Supplemental Loan Agreement, as amended, was further modified by that certain Fourth Amendment to Second Amended and Restated Inventory Loan and Security Agreement between Borrower and Lender dated April 30, 2002 (the "FOURTH AMENDMENT TO SUPPLEMENTAL LOAN") extending the Availability Period, the Revolving Period, the Supplemental Availability Period, the Supplemental Revolving Period, and the maturity dates for the Inventory Loan and the Supplemental Loan; and

         G. The Supplemental Loan Agreement, as amended, was subsequently amended by that certain Fifth Amendment to Second Amended and Restated Inventory Loan and Security Agreement between Borrower and Lender dated November 21, 2003 (the "FIFTH AMENDMENT TO SUPPLEMENTAL LOAN") to, among other things, modify the manner in which Eligible Note Receivables may be replaced, expand the eligibility requirements for Eligible Unsold Timeshare Intervals and amend certain financial covenants; and

         H. Pursuant to the terms of the Fourth Amendment to Supplemental Loan, Borrower executed and delivered to Lender (i) that certain Second Amended and Restated Promissory Note (Supplemental Loan) dated April 30, 2002 (the "SECOND AMENDED AND RESTATED PROMISSORY NOTE (SUPPLEMENTAL LOAN)"), and (ii) that certain Amended and Restated Revolving Promissory Note (Inventory Loan) dated April 30, 2002 (the "AMENDED AND RESTATED REVOLVING PROMISSORY NOTE (INVENTORY LOAN)"); and

         I. Lender and Other Lenders are entering into that certain Second Amended and Restated Intercreditor Agreement dated of even date herewith (the "SECOND INTERCREDITOR AGREEMENT"); and

         J. Borrower, Lender and Union Bank of California, N.A. are entering into the Fourth Amendment to Amended and Restated Receivables Loan and Security Agreement dated of even date herewith ("FOURTH AMENDMENT TO AMENDED AND RESTATED RECEIVABLES LOAN AGREEMENT"); and

         K. The parties desire to further amend the terms of the Loan Agreement, as amended, as set forth herein.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower and Lender agree as follows:

         1. Recitals. The above recitals are true and correct and are incorporated herein.

         2. Incorporation. The Exhibits and Schedules attached hereto are incorporated herein and made a part hereof.

         3. Definitions All capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Agreement.

         4.       Loans; Modification Fee.

                  (a) Borrower acknowledges, agrees and confirms that as of the date hereof and after giving effect to the payments required in connection herewith, the outstanding principal balances of the Supplemental Loan and the Receivables Loan are, respectively, $8,343,084.78 and $15,686,297.31.

                  (b) In exchange for Lender's agreements hereunder and under the Fourth Amendment to Amended and Restated Receivables Loan Agreement, Borrower has agreed to pay Lender and Union Bank of California, N.A. a modification fee more specifically described in the Fourth Amendment to Amended and Restated Receivables Loan Agreement.

         5. Loan Payoff. As further consideration for Lender's agreements under this Sixth Amendment, Borrower agrees to pay to Lender the entire outstanding principal balance of the Inventory Loan pursuant to a payoff letter to be delivered by Lender ("INVENTORY LOAN PAYOFF AMOUNT"). Such Inventory Loan Payoff Amount shall be paid on or before the Effective Date by wire transfer pursuant to transfer instructions provided by Lender. Upon receipt of the Inventory Loan Payoff Amount and the satisfaction of the other conditions contained in this Sixth Amendment, Lender will deliver to Borrower satisfactions of mortgages associated with the Real Estate Collateral and any other lien releases necessary to release Lender's lien on the Inventory and collateral pledged to Lender as security for the Inventory Loan.

         6. Release of Lender's Security Interest in Additional Collateral. Lender hereby releases any and all security interest that Lender may have in the Additional Collateral, the Ineligible Note Portfolio, the Additional Resort Collateral, the Second Priority Collateral, the Eligible Unsold Timeshare Intervals, the Real Estate Collateral and any other Shared Collateral which has not been pledged to Lender as the Primary Lender. Except as modified herein, Lender shall retain its lien with respect to the Collateral encumbered pursuant to Section 2.2 of the Supplemental Loan Agreement.

         7. Profitable Operations. The Profitable Operations financial covenant set forth in Section 10(f)(v) of the Fourth Amendment to Supplemental Loan is hereby amended and restated as follows:

         Borrower will not permit Consolidated Net Income to be less than $1.00 for (A) any fiscal year, commencing with the fiscal year ending December 31, 2002, and (B) any two consecutive fiscal quarters (which quarters shall be measured on an individual rather than a cumulative basis). Notwithstanding anything stated to the contrary herein, the Allowance Increase (as defined in the Fifth Amendment to Supplemental
         Loan) shall not be taken into consideration in performing the calculation of Consolidated Net Income; provided, however, the Allowance Increase shall apply only to the Allowance Increase that occurred during the quarter ending on March 31, 2003. Any further increases to the allowance for uncollectible notes shall be included for purposes of calculating Consolidated Net Income.

         8. Limitation on Other Debt; Modifications to Other Debt Instruments. Section 6.4(a) restricting the Borrower's ability to obtain additional financing and Section 6.4(c) requiring Lender's consent to any modification to the Textron Documents, DZ Documents, Bond Holder Exchange Documents, Sovereign Documents and Other Debt Instruments are hereby deleted and the word Omitted is substituted therefor. It shall no longer be an Event of Default for Borrower to incur any additional debt or to enter into any modification, amendment, extension or termination of any of the Textron Documents, the Sovereign Documents, DZ Documents, Bond Holder Exchange Documents or any documents evidencing any other indebtedness of Borrower.

         9. Compensation of Senior Management. Section 6.4(b) is hereby amended and restated as follows:

         The compensation of the senior management of the Borrower, as a group, is subject to the following limitations:

                  (a) Base salary increases may not exceed twenty-five percent (25%) each fiscal year; and

                  (b) Incentive bonuses may not exceed twenty percent (20%) of pre-tax net profits in each fiscal year.

         The modifications set forth in this paragraph 9 shall not be effective until each of Textron and Sovereign modify the respective Textron Documents and Sovereign Documents in a similar manner with respect to the compensation of Senior Management.

         10. Default or Termination of Assignments of Mortgage. Section 13(m) of the Fourth Amendment to Supplemental Loan is hereby deleted and the word Omitted is substituted therefor.

         11. Consent to Senior Subordinated Note Exchange. Borrower has requested Lender's consent to Borrower's exchange of up to $28,467,000 (but not less than $18,978,000) of 6% senior subordinated notes due in 2007 for an equal amount of 8% senior subordinated notes due in 2010 (the "SENIOR SUBORDINATED NOTE EXCHANGE"). Lender hereby consents to the Senior Subordinated Note Exchange.

         The consent set forth in this paragraph 11 shall not be effective until each of Textron and Sovereign provide written consent to the Senior Subordinated Note Exchange.

         12. Business Operations. The additional Event of Default set forth in Section 15(g) of the Second Amendment to Supplemental Loan is hereby deleted. Lender hereby waives any rights it may have with respect to enforcing Borrower's compliance with the Business Plan or exercising any other right or remedy with respect to the Business Plan.

         13. Standby Manager. Lender hereby waives any rights it may have to (i) replace any existing manager or to terminate any existing management agreement to which Borrower is a party, (ii) exercise control over the removal or appointment of a Standby Manager or the modification, termination or replacement of the Standby Management Agreement, or (iii) exercise any other right or remedy with respect to the Standby Manager or the Standby Management Agreement. Furthermore, it shall no longer be an Event of Default for Borrower to enter into any modification, amendment, extension or termination of the Standby Management Agreement.

         14. Second Intercreditor Agreement. This Sixth Amendment is conditioned upon the execution of the Second Intercreditor Agreement in the form attached hereto as EXHIBIT A by Lender, Sovereign and Textron. Failure by either Textron or Sovereign to enter into the Second Intercreditor Agreement shall render this Sixth Amendment null and void.

         15.      Conditions Precedent; Closing.

                  (a) Approval of Documents Prior to Closing Date. Borrower has delivered to Lender (with copies to Lender's counsel), prior to the Closing Date, and Lender has reviewed and approved in its sole discretion, prior to the Closing Date, the form and content of all of the items specified in Subsections
(i) through (iv) below (the "SUBMISSIONS").

                  Lender shall have the right to review and approve any changes to the form of any of the Submissions. If Lender disapproves of any changes to any of the Submissions, Lender shall have the right to require Borrower either to cure or correct the defect objected to by Lender. Under no circumstances shall Lender's failure to approve or disapprove a change to any of the Submissions be deemed to be an approval of such Submissions. All of the Submissions were and shall be prepared at Borrower's sole cost and expense. Borrower acknowledges that Lender will not enter into this Sixth Amendment unless all of the following conditions precedent are satisfied by the Closing Date.

                           (i)      A certificate in the form attached as
EXHIBIT B to be dated as of the Closing Date and signed by the president, vice president, or secretary of Borrower;

                           (ii)     Copies of any amendments to the articles of
incorporation/charter and bylaws of Borrower not previously delivered to Lender, certified to be true, correct and complete by Borrower and the Secretary of State of the State of Texas and current certificates of good standing for Borrower for the State of Texas and states where the Resorts are located, a current certificate of authority to conduct business by the Secretary of State in each state in which Borrower conducts business;

                           (iii)    A certificate of the Secretary of Borrower
certifying the adoption by the Board of Directors of Borrower of a resolution authorizing Borrower to enter into and execute this Sixth Amendment and all such documents requested by Lender in the form attached hereto as EXHIBIT C; and

                           (iv)     A certificate of the secretary or assistant
secretary of Borrower certifying the incumbency, and verifying the authenticity of the signatures, of the specified officers of Borrower authorized to sign this Sixth Amendment and all such documents requested by Lender in the form attached hereto as EXHIBIT D.

                  (b) Execution And Delivery of Loan Documents. Borrower shall have delivered to Lender, on or before the Closing Date, the following Loan Documents, each of which shall be in the form of the respective Loan Documents attached hereto as Exhibits:

                           (i)      Closing Opinions of Counsels for Borrower
(EXHIBIT E).

                           (ii)     Textron, and Sovereign shall have executed
and delivered to Lender, on or before the Closing Date, the Second Intercreditor Agreement, in the form attached hereto as EXHIBIT A.

                           (iii)    Such other agreements, documents,
instruments, certificates and materials as Lender may request to evidence the Indebtedness, to evidence and perfect the rights and Liens and security interests of Lender contemplated by the Loan Documents, and to effectuate the transactions contemplated herein.

                  (c) Fourth Amendment to Amended and Restated Receivables Loan Agreement. Borrower and Lender shall have executed, on or before the Closing Date, the Fourth Amendment to Amended and Restated Receivables Loan Agreement, in the form attached hereto as EXHIBIT F.

         16. Borrower Confirmation. Borrower hereby ratifies and confirms that the Loan Agreement and other Loan Documents as amended herein are in full force and effect and agrees that as modified, the Loan Agreement and the other Loan Documents are and continue to be in full force and effect and enforceable in accordance with their respective terms. Borrower hereby incorporates by reference all covenants, warranties, and representations contained in the Loan Documents and reaffirms such covenants, warranties, and representations as of the day hereof.

         17. Borrower Estoppel; Lender's Waiver. Execution of this Sixth Amendment by Lender shall be without prejudice to Lender's rights at any time in the future to exercise any and all rights conferred upon it by any of the Loan Documents in accordance with their original terms as previously and hereby amended. Except as expressly provided in this Sixth Amendment and the Second Intercreditor Agreement, neither the Sixth Amendment nor any provision hereof or of any other documents given in connection herewith shall constitute or shall be construed to constitute a waiver of any default, right, or remedy of Lender under the Loan Documents subsequent to the date hereof. Any failure by Lender at any point in time during the term of the Second Amended and Restated Promissory Note (Supplemental Loan), the Loan Documents or the Supplemental Loan Agreement to insist upon strict and timely compliance with the terms and provisions of each such document shall not be deemed a waiver either expressly or implied by Lender of any or its rights under any such document nor shall the same excuse Borrower's obligation to strictly and timely perform its obligation hereunder and therein.

         18. Release. Borrower hereby desires to fully comprise, release and settle any and all claims, counterclaims, liabilities, damages, defenses, demands and causes of action that Borrower has or may have against Lender related to or that may have arisen, may arise or are or become assertable as a result of events occurring in connection with the Lending Relationship (as defined below), including any claims, causes of action or defenses based on the negligence of Lenders or on any "lender liability" theories of, among others, bad faith, unfair dealings, duress, coercion, control, misrepresentation, omission, misconduct, overreaching, unconscionability, disparate bargaining position, reliance, equity subordination, fraud, failure of consideration in whole or in part, or otherwise, and do hereby intend to release, compromise and settle all such claims and matters, whether known or unknown, whether reduced to judgment, liquidated or unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether they arose collaterally, directly, derivatively, or otherwise between the Borrower on the one hand, and Lender, on the other hand (collectively, the "RELEASED CLAIMS"). Borrower hereby stipulates, agrees, covenants, warrants and represents unto the Lender that Borrower does not have any outstanding claims, counterclaims, liabilities, damages, defenses, demands or causes of action against Lender or its successors, assigns, directors, officers, employees, agents and/or attorneys. Borrower does hereby unconditionally forever release, acquit, settle and discharge Lender and its successors, assigns, directors, officers, employees, agents and attorneys of and from the Released Claims and Borrower hereby declares the Released Claims forever released, acquitted, settled and discharged. As used herein, the term "Lending Relationship" shall mean a collective reference to the Loan Agreement, any other Loan Documents, together with any and all negotiations, discussions, acts, omissions, renewals, extensions, collateral documents, loan agreements, term sheets and other agreements and actions related thereto.

         19. Complete Agreement, Etc. There are and were no oral or written representations, warranties, understandings, stipulations, agreements, or promises made by either party or by any agent, employee or other representative of either party pertaining to the subject matter of the Sixth Amendment which have not been incorporated into the Sixth Amendment, except as set forth in the Second Intercreditor Agreement. The Sixth Amendment shall not be modified, changed, terminated, amended, superseded, waived or extended except by a written instrument executed by the parties hereto. If any term comment or condition of this Sixth Amendment is held to be invalid, illegal, or unenforceable as to a particular person, entity, or situation, the Sixth Amendment will be enforced to the fullest extent permitted by law as to any other person, entity, or situation. Except as specifically modified by the terms of the Sixth Amendment and the Second Intercreditor Agreement, the Second Amended and Restated Promissory Note (Supplemental Loan) and all the remaining Loan Documents shall not be affected by the Sixth Amendment and each shall remain in full force and effect. Except for paragraph 6 above, nothing herein contained shall be construed to impair Lender's security under any of the Loan Agreements or Loan Documents nor to limit or impair any rights or powers that Lender now enjoys or may hereafter enjoy under the Loan Documents for recovery of the Indebtedness secured hereby.

         20. Further Assurances. Borrower agrees to execute such further documents, instruments and agreements as Lender may require from time to time to effectuate the terms and conditions and understandings of this Sixth Amendment.

         21. Borrower Representations. Borrower hereby represents and warrants to the Lender that:

                  (a) The Persons executing the Sixth Amendment on behalf of the Borrower have full authority to execute the Sixth Amendment on behalf of Borrower and to bind Borrower thereby;

                  (b) The execution and delivery by Borrower of the Sixth Amendment and the performance thereunder by Borrower has not and will not result in a breach of or constitute a default under any mortgage, lease, bank loan, credit arrangement or other instrument or agreement to which either Borrower or the Collateral securing the Loans may be bound or affected;

                  (c) Borrower is a corporation duly formed, validly existing and in good standing under the laws of the State of Texas;

                  (d) The execution, delivery and performance by the Borrower of the Sixth Amendment and other Loan Documents as amended as of the date hereof, have been duly and validly authorized and all consents and approvals which are necessary for authorization, binding affect, performance, and enforceability of the Sixth Amendment and all other Loan Documents have been received; and

                  (e) Borrower will not be, on or after the date hereof, a party to any contract or agreement which prohibits Borrower's execution of the Sixth Amendment or the Fourth Amendment to Amended and Restated Receivables Loan Agreement, or compliance with the terms of the Loan Agreement, the Loan Documents or the Receivables Loan Agreement. Except as set forth in the Fourth Amendment to Amended and Restated Revolving Credit Agreement dated of even date herewith, by and among Borrower, Sovereign and Liberty Bank, Borrower has not agreed or consent to cause or permit in the future (upon the happening of a contingency or otherwise) any of the Collateral, whether now owned or hereafter acquired, to be subject to a Lien except in favor of Lender as provided herein.

                  (f) Except as disclosed on the attached Schedule 25, there are no actions, suits, proceedings, orders or injunctions pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower any Resort or the Intervals, at law or in equity, or before or by any governmental authority, in any case individually in which the claim exceeds or would reasonably be expected to exceed $50,000 or all cases for which claims in the aggregate exceed or could reasonably be expected to exceed $250,000. Borrower has received no notice from any court or governmental authority alleging that Borrower has violated any applicable timeshare act, any of the rules or regulations thereunder, or any other applicable laws.

                  (g) Except as otherwise disclosed by the Borrower to Lender in writing, since September 30, 2003, there has occurred no materially adverse change in the financial condition or business of the Borrower and its subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its subsidiaries as of September 30, 2003, or the consolidated statement of income as of such date, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower or any of its subsidiaries. Since September 30, 2003, the Borrower has not made any Distribution.

         22. Counterparts. This Sixth Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument

         23. Fair Consideration. Lender's agreements contained herein constitute valuable, adequate and fair consideration for the obligations of the Borrower hereunder.

         24. No Lender Control. Lender has never been, nor will it ever be, a partner, joint venturer, alter ego, manager, or controlling person of the Borrower.

         25. No Other Representation. Borrower acknowledges and agrees that neither Lender nor any person or entity acting on its behalf has made any representation or promise to Borrower which is not expressly set forth herein or in the other Loan Documents.

            [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, Borrower and Lender have caused this Sixth Amendment to be executed and delivered by their duly authorized officers effective as of the date first above written.

                                             BORROWER:

                                             SILVERLEAF RESORTS, INC., a Texas
                                             corporation

                                             By: /S/ HARRY J. WHITE, JR.
                                                 -------------------------------
                                             Name: Harry J. White, Jr.
                                             Its: CFO

                                             LENDER:

                                             HELLER FINANCIAL, INC.

                                             By: /S/ MARTIN HERLMANN
                                                 -------------------------------
                                             Name: Martin Herlmann
                                                   Its: AVP

Exhibits and Schedules to Agreement:

Exhibit A      Second Intercreditor Agreement
Exhibit B      Certificate of Borrower
Exhibit C      Certificate of Resolutions of Borrower
Exhibit D      Incumbency Certificate
Exhibit E      Closing Opinions of Counsel of Borrower
Exhibit F      Fourth Amendment to Amended and Restated Receivables Loan Agreement
Schedule 25    Litigation Schedule